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                                                                     EXHIBIT 5.3


                        [FROST BROWN TODD LLC LETTERHEAD]



Creation Group, Inc.
Creation Group Holdings, Inc.
Dura Automotive Systems of Indiana, Inc.
Universal Tool & Stamping Company Inc.
c/o Dura Automotive Systems, Inc.
2791 Research Drive
Rochester Hills, Michigan 48309

         RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

         We are issuing this opinion letter in our capacity as special Indiana counsel to Creation Group, Inc., Creation Group Holdings, Inc., Dura Automotive Systems of Indiana, Inc. and Universal Tool & Stamping Company Inc., each an Indiana corporation (the "Guarantors"), in connection with the proposed guarantee of each Guarantor, along with the other guarantors under the Indenture (as defined below), of $50,000,000 in aggregate principal amount of 8?% Senior Notes, due 2012, Series B (the "Exchange Notes"). The Exchange Notes are to be issued by Dura Operating Corp., a Delaware corporation (the "Issuer"), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on January 20, 2004, under the Securities Act of 1933, as amended (the "Securities Act"). The obligations of the Issuer under the Exchange Notes are to be guaranteed by each Guarantor (individually, a "Guarantee" and collectively, the "Guarantees"), along with other guarantors pursuant to the Indenture (defined below). The Exchange Notes and the Guarantees are to be issued pursuant to the Indenture, dated as of April 18, 2002, among the Issuer, the Guarantors, certain other parties, and BNY Midwest Trust Company, as amended by that certain Supplemental Indenture, dated as of October 31, 2003, among the Issuer, the Guarantors, certain other parties, and BNY Midwest Trust Company (the "Indenture").

         In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents, corporate records and other instruments: (i) the Articles of Incorporation, as amended, of each Guarantor, (ii) the by-laws of each Guarantor, (iii) Certificates of Existence certified on January 20, 2004 by the Secretary of State of the State of Indiana with respect to each Guarantor, (iv) unanimous written consents of the board of directors of each Guarantor with respect to the Indenture and the issuance of its Guarantee as set forth in the Indenture, (v) the Registration Statement and (vi) the Indenture.


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Creation Group, Inc.
Creation Group Holdings, Inc.
Dura Automotive Systems of Indiana, Inc.
Universal Tool & Stamping Company Inc.
January 20,2004
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         We have also examined such other records, documents, certificates and instruments, and have made such other investigations as in our judgment are necessary to enable us to render the opinions expressed below.

         For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantors. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon one or more certificates of the Guarantors' officers and other statements and representations of officers and other representatives of each Guarantor and others.

         Based upon and subject to the foregoing assumptions, qualifications and limitations and the further limitations set forth below, we are of the opinion that:

         1. Each Guarantor is a corporation validly existing under the laws of the State of Indiana.

         2. The Indenture has been duly authorized, executed and delivered by each Guarantor by all necessary corporate action.

         3.  When (i) the Registration Statement has been declared effective,
             (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the Indenture and duly delivered to the holders thereof in exchange for Old Notes, the Guarantee of the Exchange Notes will have been duly authorized, executed and delivered by each Guarantor by all necessary corporate action.

         4. The execution and delivery of the Indenture by each Guarantor and the performance by each Guarantor of its obligations thereunder (including with respect to its Guarantee) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or result in the creation of a lien or encumbrance under or violation of any of, (i) the charter, bylaws or other organizational documents of each Guarantor or (ii) any statute or governmental rule or regulation of the State of Indiana or any political subdivision thereof.

         5. No consent, waiver, approval, authorization or order of any State of Indiana court or governmental authority of the State of Indiana or any political subdivision thereof is


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Creation Group, Inc.
Creation Group Holdings, Inc.
Dura Automotive Systems of Indiana, Inc.
Universal Tool & Stamping Company Inc.
January 20, 2004
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             required for the issuance by each Guarantor of its Guarantee, except such as may be required under the Securities Act or the Securities Exchange Act of 1934, as amended.

         The foregoing opinions are subject to the following qualifications:

         Our opinion as to the valid existence of each Guarantor is based solely on the Certificate of Existence issued by the Secretary of State of Indiana with respect to that Guarantor, without any further independent investigation with respect thereto.

         We are members of the Bar of the State of Indiana and do not hold ourselves out as experts on, or as generally familiar with, or qualified to express opinions under, laws other than the laws of the State of Indiana and the United States, and the opinion given hereunder is limited thereto.

         We are special Indiana counsel for the Guarantors and have not represented the Guarantors except in connection with rendering the opinions in this opinion letter, and our knowledge concerning the Guarantors has been obtained solely in connection therewith. We have not negotiated or prepared any of the Indenture or the Guarantee. The terms "knowledge", "known to us", "of which we have knowledge" or similar language, whenever used in this opinion letter with respect to our firm, means that nothing has come to the attention of the lawyers in our firm who have had actual involvement in preparing these opinions indicating the contrary, and shall not imply that we have made any independent verification with respect to such matters. We have not interviewed the Guarantors officers with respect to the representations and warranties of the Guarantors contained in any of the documents described above, and having no actual knowledge or reason to believe that such statements or disclosures are inaccurate, misleading or false, we have assumed the correctness and accuracy of such representation and warranties.

         We have expressed no opinions with respect to any of the following legal issues unless we have explicitly addressed the specific legal issue in the applicable opinion: (a) Federal Reserve Board margin regulations; (b) pension and employee benefit laws and regulations (e.g. ERISA); (c) Federal and state antitrust and unfair competition laws and regulations; (d) Federal and state laws and regulations concerning filing and notice requirements (such as the Hart-Scott-Rodino Antitrust Improvements Act of 1986, as amended, and the Exon-Florio Act, as amended); (d) compliance with fiduciary duty requirements,
(e) the statutes and ordinances, the administrative decisions, and the rules and regulations of counties, towns, municipalities, and special political subdivisions (whether created or enabled through legislative action at the Federal, state or regional level), and judicial decisions to the extent that they deal with any of the foregoing; (f) fraudulent transfer and fraudulent conveyance laws; (g) Federal and state environmental, land use and subdivision, tax, racketeering, health and safety laws and regulations; (h) Federal patent, copyright and trademark, state trademark, and other Federal and

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Creation Group, Inc.
Creation Group Holdings, Inc.
Dura Automotive Systems of Indiana, Inc.
Universal Tool & Stamping Company Inc.
January 20, 2004
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state intellectual property laws and regulations; (i) Federal and state health and safety laws and regulations (e.g. OSHA); (j) Federal and state labor laws and regulations; (k) Federal and state laws, regulations and policies concerning
(i) national and local emergency, (ii) possible judicial deference to acts of sovereign states, and (iii) criminal and civil forfeiture laws; (l) other Federal and state statutes of general application to the extent they provide for criminal prosecution (e.g. mail fraud and wire fraud statutes); (m) any laws, regulations, directives and executive orders that prohibit or limit the enforceability of obligations based on attributes of the party seeking enforcement (e.g., the Trading with the Enemy Act and the International Emergency Economic Powers Act); (n) the effect of any law, regulation or order which hereafter becomes effective; (o) the Anti-Terrorism Order, as amended, all rules and regulations promulgated thereunder and all federal, state and local laws, statutes, ordinances, orders, governmental rules, regulations, licensing requirements and policies relating to the Anti-Terrorism Order (including without limitation the Executive order of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism) and the ownership and operation of, or otherwise regulation of, companies which conduct, operate or otherwise pursue the business or businesses now and in the future conducted, operated or otherwise pursued by any of the Transaction Parties including, without limitation, the importation, transportation, manufacturing, dealing, purchase, use or storage of explosive materials; (p) the USA Patriot Act of 2001 and the rules, regulations and policies promulgated thereunder and any foreign assets control regulations of the United States Treasury Department or any enabling legislation or orders relating thereto; (q) Federal securities laws and regulations (including the Investment Company Act of 1940 and all other laws and regulations administered by the United States Securities and Exchange Commission, the "Blue Sky" laws and regulations of Indiana and other laws and regulations relating to commodity (and other) futures and indices and other similar instruments; and (r) any law except the laws of the State of Indiana and the Indiana case law decided thereunder.

         We have not undertaken any research for purposes of determining whether any of the Guarantors or any of the transactions which may occur in connection with the Indenture or any of the other documents executed in connection therewith are subject to any law or other governmental requirement other than to those laws and requirements which in our experience would generally be recognized as applicable in the absence of research by lawyers in the State of Indiana, and none of our opinions cover any such law or other requirement unless
(i) we have knowledge of its applicability at the time our letter was delivered on the date it bears and (ii) it is not excluded from coverage by other provisions in this opinion letter.

         The opinion is limited to the matters expressly stated herein and no other opinions are implied by, or are to be inferred from, this opinion letter.

         This opinion is furnished to you in connection with the filing of the Registration Statement and without our specific written consent, this opinion may not be relied upon in any




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Creation Group, Inc.
Creation Group Holdings, Inc.
Dura Automotive Systems of Indiana, Inc.
Universal Tool & Stamping Company Inc.
January 20, 2004
Page 5



manner by any person, firm or entity other than you and your counsel, except that Kirkland & Ellis LLP may rely upon this opinion to the same extent as if it were an addressee hereof. The information set forth herein is as of the date of this opinion, and we assume no obligation to advise you or your counsel of any changes, whether or not deemed material, of which we may subsequently learn.

         We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                    Very truly yours,

                                                    FROST BROWN TODD LLC



                                                    By /s/ Edward M. King
                                                      --------------------------
                                                      Edward M. King, Member